KNOW ALL MEN BY THESE PRESENTS THAT, NORTHEAST NOMINEE TRUST  of Springfield, Hampden County, Massachusetts for consideration paid, grants to JAMES L. DOMINGOS and ANN T. DOMINGOS of Chicopee, Massachusetts with MORTGAGE  COVENANTS to secure the payment of FORTY THOUSAND AND NO/ 100 ($40,000.00) Dollars as provided in a note of even date.

EXHIBIT “A”

The Mortgagee agrees to subordinate this mortgage to any new subsequent mortgage that the mortgager may refinance with, provided the principal amount of the new mortgage does not exceed eighty percent (80%) of the appraised value of the premises.

Subject to rights, conditions and provisions of record.

Being the same premises as conveyed to the grantor herein.

This mortgage may not be assumed.

This Mortgage is upon the statutory condition, for any breach of which the mortgagee shall have the statutory power of sale.

EXECUTED AS A SEALED INSTRUMENT THIS 15TH day of February, 2005

NORTHEAST NOMINEE TRUST
BY DUANE C. BENNETT, Trustee

THE COMMONWEALTH OF MASSACHUSETTS

HAMPDEN, ss.                                                                                                                                             February 15, 2005

On this 15th day February, 2005, before me, the undersigned notary public, personally appeared DUANE C. BENNETT TRUSTEE OF NORTHEAST NOMINEE TRUST and proved to me through satisfactory evidence of identification, which was a Massachusetts Driver’s License, to be the person whose name is signed on the preceding or attached documents, and who swore or affirmed to me that the contents of the documents are truthful and accurate to the best of his knowledge and belief and acknowledge to me that he signed it voluntarily its stated purpose.

Notary Public   Dennis E. Tully

My commission expires:  May 13, 2005

Exhibit “A”

The land in Chicopee situated on the Southerly side of Front Street and bounded and described as follows:

Beginning at the Northwesterly corner of land formerly of Jesse Bannister, now or formerly of one Rutka: and running thence SOUTHERLY on said land now or formerly of Rutka, two hundred twenty-three (223)
Feet, more or less, to land formerly of George M. Stearns, now or formerly of Morris Leahy; thence WESTERLY on last- named land, forty  of Isabel H. Wright; thence NORTHERLY thereon, two hundred eighteen (218) feet, more or less, to said Front Street; and thence Easterly on said Front Street, fifty- six (56) feet to the point of beginning.
SUBJECT to first mortgage to Chicopee Savings Bank dated February 15, 2005 in the original principal amount of $185,000.00 and recorded just prior hereto.

BEING the same premises conveyed to me by deed of James and Ann Domingos dated February 14, 2005 and recorded prior hereto.

DONALD E. ASHE, REGISTER
HAMPDEN COUNTY REGISTRY OF DEEDS